EXHIBIT 99.1

FINANCIAL STATEMENTS OF FIRST BANK OF HENRY COUNTY
FOR DECEMBER 31, 2004 AND 2003

FIRST BANK OF HENRY
COUNTY

FINANCIAL REPORT

DECEMBER 31, 2004

FIRST BANK OF HENRY COUNTY

FINANCIAL REPORT
DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
First Bank of Henry County
McDonough, Georgia

We have audited the accompanying balance sheets of First Bank of Henry County as of December 31, 2004 and 2003, and the related statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank of Henry County as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
February 11, 2005

FIRST BANK OF HENRY COUNTY

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	2004	2003
Assets

Cash and due from banks	$1,136,424	$619,622
Interest-bearing deposits in banks	1,961,793	276,191
Federal funds sold	9,558,000	11,386,000
Securities available for sale, at fair value	26,086,812	8,711,685
Restricted equity securities, at cost	1,405,556	390,556

Loans, net of unearned income	133,780,775	64,538,775
Less allowance for loan losses	1,471,333	712,380
Loans, net	132,309,442	63,826,395

Premises and equipment	2,736,587	1,666,305
Other assets	1,628,251	605,060

Total assets	$176,822,865	$87,481,814

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing	$8,546,778	$5,808,734
Interest-bearing	122,816,562	69,496,231
Total deposits	131,363,340	75,304,965
Other borrowings	22,000,000	3,000,000
Other liabilities	751,019	415,790
Total liabilities	154,114,359	78,720,755

Commitments and contingencies

Stockholders’ equity
Common stock, par value $5; 10,000,000 shares authorized; 2,145,250 and 987,000 issued and outstanding, respectively	10,726,250	4,935,000
Surplus	11,235,374	4,864,999
Retained earnings (deficit)	754,241	(1,049,664)
Accumulated other comprehensive income (loss)	(7,359)	10,724
Total stockholders’ equity	22,708,506	8,761,059

Total liabilities and stockholders’ equity	$176,822,865	$87,481,814

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Interest income:
Loans, including fees	$6,721,974	$3,158,817
Taxable securities	888,610	243,665
Tax-free securities	41,047	—
Deposits in banks	36,462	9,678
Federal funds sold	95,830	26,581
Total interest income	7,783,923	3,438,741

Interest expense:
Deposits	2,234,068	1,140,941
Other borrowings	414,639	16,820
Total interest expense	2,648,707	1,157,761

Net interest income	5,135,216	2,280,980
Provision for loan losses	763,000	425,468
Net interest income after provision for loan losses	4,372,216	1,855,512

Other income:
Service charges on deposit accounts	172,046	97,676
Gain on sales of securities available for sale	13,054	18,717
Other operating income	72,805	30,813
Total other income	257,905	147,206

Other expenses:
Salaries and employee benefits	1,324,409	879,049
Equipment and occupancy expenses	224,351	207,200
Other operating expenses	875,915	569,599
Total other expenses	2,424,675	1,655,848

Income before income taxes	2,205,446	346,870

Income tax expense	401,541	—

Net income	$1,803,905	$346,870

Basic earnings per share	$0.87	$0.44

Diluted earnings per share	$0.86	$0.43

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Net income	$1,803,905	$346,870

Other comprehensive loss:

Unrealized losses on securities available for sale:

Net unrealized holding losses arising during period, net of tax of $4,878 and $4,714, respectively	(9,467)	(9,153)

Reclassification adjustment for gains realized in net income, net of tax of $4,438 and $6,364, respectively	(8,616)	(12,353)

Other comprehensive loss	(18,083)	(21,506)

Comprehensive income	$1,785,822	$325,364

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003

					Accumulated
					Other	Total
	Common Stock			Retained	Comprehensive	Stockholders’
	Shares	Par Value	Surplus	Earnings (Deficit)	Income (Loss)	Equity

Balance, December 31, 2002	763,822	$3,819,110	$3,676,494	$(1,396,534)	$32,230	$6,131,300
Net income	—	—	—	346,870	—	346,870
Issuance of common stock	213,178	1,065,890	1,172,479	—	—	2,238,369
Stock issuance costs	—	—	(33,974)	—	—	(33,974)
Exercise of stock warrants	10,000	50,000	50,000	—	—	100,000
Other comprehensive loss	—	—	—	—	(21,506)	(21,506)
Balance, December 31, 2003	987,000	4,935,000	4,864,999	(1,049,664)	10,724	8,761,059
Net income	—	—	—	1,803,905	—	1,803,905
Issuance of common stock	1,158,250	5,791,250	6,370,375	—	—	12,161,625
Other comprehensive loss	—	—	—	—	(18,083)	(18,083)
Balance, December 31, 2004	2,145,250	$10,726,250	$11,235,374	$754,241	$(7,359)	$22,708,506

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
OPERATING ACTIVITIES
Net income	$1,803,905	$346,870
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of securities available for sale	(13,054)	(18,717)
Loss on disposal of equipment	9,030	9,344
Gain on sale of other real estate owned	(23,965)	—
Depreciation and amortization	141,145	126,347
Deferred taxes	(623,343)	—
Provision for loan losses	763,000	425,468
Increase in interest receivable	(459,425)	(164,957)
Increase in interest payable	302,540	159,832
Net other operating activities	148,590	9,420

Net cash provided by operating activities	2,048,423	893,607

INVESTING ACTIVITIES
Net (increase) decrease in interest-bearing deposits in banks	(1,685,602)	219,047
Purchases of securities available for sale	(23,843,186)	(8,416,232)
Proceeds from sales of securities available for sale	1,031,500	1,767,062
Proceeds from maturities of securities available for sale	5,422,214	3,675,263
Purchases of restricted equity securities	(1,015,000)	(149,500)
Net (increase) decrease in federal funds sold	1,828,000	(9,481,000)
Net increase in loans	(69,361,640)	(37,779,591)
Proceeds from sale of other real estate owned	139,558	—
Purchase of premises, equipment and software	(1,267,465)	(74,360)

Net cash used in investing activities	(88,751,621)	(50,239,311)

FINANCING ACTIVITIES
Net increase in deposits	56,058,375	43,950,021
Net increase in borrowings	19,000,000	3,000,000
Net proceeds from sale of common stock	12,161,625	2,204,395
Proceeds from exercise of stock warrants	—	100,000

Net cash provided by financing activities	87,220,000	49,254,416

Net increase (decrease) in cash and due from banks	516,802	(91,288)

Cash and due from banks at beginning of year	619,622	710,910

Cash and due from banks at end of year	$1,136,424	$619,622

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$2,346,167	$997,929

Income taxes	$856,000	$—

Financed sales of other real estate owned	$189,738	$—

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY
NOTES TO FINANCIAL STATEMENTS

NOTE 1.                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

First Bank of Henry County (the “Bank”) is a commercial bank located in McDonough, Henry County, Georgia. The Bank provides a full range of banking services in its primary market areas of Henry County and surrounding counties.

Basis of Presentation

In preparing the financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred taxes, and contingent assets and liabilities.  The determination of the adequacy of the allowance for loan losses is based on estimates that are susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks.  Cash flows from loans, federal funds sold, deposits and other borrowings are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits.  The total of those reserve balances was approximately $64,000 and $0 at December 31, 2004 and 2003, respectively.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost.  Securities not classified as held to maturity are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect.  Restricted equity securities without a readily determinable fair value are recorded at cost.

The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the life of the securities.  Realized gains and losses, determined on the basis of the cost of specific securities sold, are included in earnings on the settlement date.  Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans

Loans are reported at their outstanding principal balances less unearned income and the allowance for loan losses.  Interest income is accrued on the outstanding principal balance.

Nonrefundable loan fees and costs incurred for loans are deferred and recognized in income over the life of the loans using a method which approximates a level yield.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured.  All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral.  Interest income on nonaccrual loans is recognized on the cost-recovery method, until the loans are returned to accrual status.  Loans are returned to accrual status when all the principal and interest amounts are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement.  Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.  Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense.  Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely.  Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectibility of existing loans and prior loss experience.  This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, concentrations and current economic conditions that may affect the borrower’s ability to pay.  This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.  While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are any significant changes in economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific, general and unallocated components.  The specific component relates to loans that are classified as either doubtful, substandard or special mention.  For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers non-classified loans and is based on historical experience adjusted for qualitative factors.  An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Premises and Equipment

Land is carried at cost.  Premises and equipment, including software costs, are carried at cost less accumulated depreciation and amortization computed principally on the straight-line method over the following estimated useful lives of the assets:  buildings- 40 years, equipment- 3-7 years, and software- 3 years.

Other Real Estate Owned

Other real estate owned represents properties acquired through or in lieu of loan foreclosure and is initially recorded at the lower of cost or fair value less estimated costs to sell.  Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses.  Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and subsequent adjustments to the value are expensed.  The Bank had no other real estate owned at December 31, 2004 and 2003.

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding.  Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares outstanding and potential common shares.  Potential common shares consist of stock options and warrants.

Stock-Based Compensation

At December 31, 2004, the Bank has two stock-based employee compensation plans, which are described more fully in Note 7.  The Bank accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.  No stock-based employee compensation cost is reflected in net income, as all options and warrants granted under those plans had an exercise price equal to the market value of the underlying stock on the date of grant.  The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of SFAS Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Years Ended December 31,
	2004	2003

Net income, as reported	$1,803,905	$346,870
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax of $97,804 and $0, respectively	(161,280)	(292,508)
Pro forma net income	$1,642,625	$54,362
Earnings per share:
Basic - as reported	$0.87	$0.44
Basic - pro forma	$0.79	$0.07
Diluted - as reported	$0.86	$0.43
Diluted - pro forma	$0.79	$0.07

Derivative Instruments and Hedging Activities

In accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, the Bank recognizes the fair value of derivatives as assets or liabilities in the financial statements.  The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instrument at inception.  The change in fair value of instruments used as fair value hedges is accounted for in earnings of the period simultaneous with accounting for the fair value change of the item being hedged.  The change in fair value of the effective portion of cash flow hedges is accounted for in comprehensive income rather than income.  The change in fair value of derivative instruments that are not intended as a hedge is accounted for in earnings of the period of the change.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Recent Accounting Standards

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, and on December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities” which replaced FIN 46. The interpretation addresses consolidation by business enterprises of variable interest entities.  A variable interest entity is defined as an entity subject to consolidation according to the provisions of the interpretation.  The revised interpretation provided for special effective dates for entities that had fully or partially applied the original interpretation as of December 24, 2003. Otherwise, application of the interpretation is required in financial statements of public entities that have interests in special-purpose entities, or SPEs, for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities (i.e., non-SPEs) is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to variable interest entities other than SPEs is required at various dates in 2004 and 2005.  The interpretations did not have a material effect on the Bank’s financial condition or results of operations.

In December 2004, the FASB published Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)” or the “Statement”). FAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS 123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance (APB 25).

The effect of the Statement will be to require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award.

FAS 123(R) permits entities to use any option-pricing model that meets the fair value objective in the Statement.

The Bank will be required to apply FAS 123(R) as of the beginning of its first interim period that begins after December 15, 2005, which will be the year ending December 31, 2006.

FAS 123(R) allows two methods for determining the effects of the transition: the modified prospective transition method and the modified retrospective method of transition.  Under the modified prospective transition method, an entity would use the fair value based accounting method for all employee awards granted, modified, or settled after the effective date. As of the effective date, compensation cost related to the nonvested portion of awards outstanding as of that date would be based on the grant-date fair value of those awards as calculated under the original provisions of Statement No. 123; that is, an entity would not remeasure the grant-date fair value estimate of the unvested portion of awards granted prior to the effective date.  An entity will have the further option to either apply the Statement to only the quarters in the period of adoption and subsequent periods, or apply the Statement to all quarters in the fiscal year of adoption Under the modified retrospective method of transition, an entity would revise its previously issued financial statements to recognize employee compensation cost for prior periods presented in accordance with the original provisions of Statement No. 123.

The Bank has not yet completed its study of the transition methods or made any decisions about how it will adopt FAS 123(R). No decisions have been made as to which option-pricing model is most appropriate for the Company for future awards.

NOTES TO FINANCIAL STATEMENTS

NOTE 2.                SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2004:
U.S. Government and agency securities	$13,513,646	$63,572	$(8,662)	$13,568,556
Mortgage-backed securities	10,434,004	15,626	(141,076)	10,308,554
Municipal securities	2,150,313	59,670	(281)	2,209,702
	$26,097,963	$138,868	$(150,019)	$26,086,812
December 31, 2003:
U.S. Government and agency securities	$4,532,723	$24,480	$(3,844)	$4,553,359
Mortgage-backed securities	4,162,714	18,972	(23,360)	4,158,326
	$8,695,437	$43,452	$(27,204)	$8,711,685

Securities with a carrying value of $20,126,000 and $5,235,000 at December 31, 2004 and 2003, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

In 2003, the FASB Emerging Issues Task Force released Issue 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.  The issue requires disclosure of certain information about other than temporary impairments in the market value of securities.  The market value of securities is based on quoted market values and is significantly affected by the interest rate environment.  At December 31, 2004, five of twenty-one U.S. Government agency securities, one of eight state and municipal securities, and eleven of seventeen mortgage-backed securities had unrealized losses which had been in a continuous unrealized loss position for less than twelve months.  In addition, four mortgage-backed securities had unrealized losses that had been in a continuous unrealized loss position for greater than twelve months.  These unrealized losses represented .27%, .20% and 1.51% of the market value of their respective categories.  These unrealized losses are considered temporary because of acceptable investment grades on each security and the repayment sources of principal and interest are government backed.

The following tables show the gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position at December 31, 2004 and 2003.

	December 31, 2004
	Less Than 12 Months		12 Months or More		Total
Description of Securities:	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Government agencies	$3,227,734	$(8,662)	$—	$—	$3,227,734	$(8,662)
State and municipal securities	137,684	(281)	—	—	137,684	(281)
Mortgage-backed securities	8,134,264	(127,144)	1,229,279	(13,932)	9,363,543	(141,076)
Total temporarily impaired securities	$11,499,682	$(136,087)	$1,229,279	$(13,932)	$12,728,961	$(150,019)

	December 31, 2003
	Less Than 12 Months		12 Months or More		Total
Description of Securities:	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Government agencies	$495,547	$(3,844)	$—	$—	$495,547	$(3,844)
Mortgage-backed securities	2,653,165	(23,360)	—	—	2,653,165	(23,360)
Total temporarily impaired securities	$3,148,712	$(27,204)	$—	$—	$3,148,712	$(27,204)

The amortized cost and fair value of debt securities as of December 31, 2004 by contractual maturity are shown below.  Maturities may differ from contractual maturities of mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty.  Therefore, these securities are not included in the maturity categories in the following summary.

	Amortized Cost	Fair Value

Due from one to five years	$2,497,302	$2,498,750
Due from five to ten years	11,154,309	11,207,491
Due from greater than ten years	2,012,348	2,072,017
Mortgage-backed securities	10,434,004	10,308,554
	$26,097,963	26,086,812

Gains and losses on sales of securities available for sale consist of the following:

	Years Ended December 31,
	2004	2003

Gross gains	$13,054	$18,717
Gross losses	—	—
Net realized gains	$13,054	$18,717

NOTE 3.                LOANS

The composition of loans is summarized as follows:

	December 31,
	2004	2003

Commercial	$14,537,000	$5,063,000
Real estate – construction	74,287,000	33,407,000
Real estate – other	43,623,000	24,940,000
Consumer	1,675,719	1,348,900
	134,122,719	64,758,900
Unearned income	(341,944)	(220,125)
Allowance for loan losses	(1,471,333)	(712,380)
Loans, net	$132,309,442	$63,826,395

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,
	2004	2003

Balance, beginning of year	$712,380	$336,816
Provision for loan losses	763,000	425,468
Loans charged off	(11,067)	(49,904)
Recoveries of loans previously charged off	7,020	—
Balance, end of year	$1,471,333	$712,380

The total recorded investment in impaired loans, consisting solely of loans on nonaccrual status, was $4,270 and $0 at December 31, 2004 and 2003, respectively.  There were no impaired loans that had related allowances determined in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, at December 31, 2004 and 2003.  The average recorded investment in impaired loans for 2004 and 2003 was $100,859 and $10,903, respectively.  Interest income recognized for cash payments received on impaired loans was not material for the years ended December 31, 2004 and 2003.  Loans past due ninety days or more and still accruing interest were $0 and $340,000 at December 31, 2004 and 2003, respectively.

In the ordinary course of business, the Bank has granted loans to certain related parties, including directors, executive officers and their affiliates.  The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan.  Changes in related party loans for the year ended December 31, 2004 are as follows:

Balance, beginning of year	$2,973,279
Advances	3,790,510
Repayments	(3,222,821)
Transactions due to change in guarantor	(950,000)
Balance, end of year	$2,590,968

NOTE 4.                PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2004	2003

Land	$1,479,006	$400,000
Buildings	952,378	952,378
Construction in progress	32,515	—
Equipment	609,545	529,456
	3,073,444	1,881,834
Accumulated depreciation	(336,857)	(215,529)
	$2,736,587	$1,666,305

Software costs of $95,308 and $34,932, net of accumulated amortization of $32,853 and $19,486, are included in other assets as of December 31, 2004 and 2003, respectively.

NOTE 5.                DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2004 and 2003 was $85,074,999 and $35,577,927, respectively.  Total brokered time deposits at December 31, 2004 and 2003 were $62,876,000 and $21,909,000, respectively.  The scheduled maturities of time deposits at December 31, 2004 are as follows:

2005	$72,748,828
2006	33,551,072
2007	4,454,293
2008	875,239
2009	310,084
$111,939,516

Overdraft demand deposits reclassified to loans totaled $4,655 and $7,353 at December 31, 2004 and 2003, respectively.

NOTE 6.                OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2004	2003
Adjustable rate credit advances from Federal Home Loan Bank,
with a weighted average rate of 2.32% at December 31, 2004. maturity date of	$6,000,000	$3,000,000

Fixed rate credit advances from Federal Home Loan Bank,		—
with a weighted average rate of 2.55% at December 31, 2004. maturity date of	7,000,000

Convertible rate credit advances from Federal Home Loan Bank,		—
with a weighted average rate 3.11% at December 31, 2004.	9,000,000
	$22,000,000	$3,000,000

The contractual maturities of other borrowings as of December 31, 2004 are as follows:

2005	$5,000,000
2006	4,000,000
2007	5,000,000
2014	8,000,000
$22,000,000

All Federal Home Loan Bank (FHLB) advances are secured by loans with a carrying value of approximately $16,300,000, securities with a carrying value of $18,076,157 and a FHLB due from account with the carrying value of $454,000 at December 31, 2004.

NOTE 7.                EMPLOYEE AND DIRECTOR BENEFIT PLANS

Stock Options

The Bank adopted a stock option plan during 2002 which grants key employees options to purchase shares of common stock of the Bank.  Option prices and terms are determined by a committee appointed by the Board of Directors.  The plan provides for a total of 100,000 options to purchase common stock of the Bank.  As of December 31, 2004, 62,500 options under the plan have been granted.

Other pertinent information related to the options is as follows:

	2004		2003
		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price

Options outstanding, beginning of year	62,500	$10.00	62,500	$10.00
Granted	—	—	—	—
Exercised	—	—	—	—
Options outstanding, end of year	62,500	10.00	62,500	10.00

Exercisable, end of year	23,334	10.00	11,667	10.00

Weighted-average remaining contractual life		6.62 years		7.62 years

Stock Warrants

In recognition of the efforts and financial risks undertaken by the Bank’s organizers, the Bank granted each organizer an opportunity to purchase a number of shares of the Bank’s common stock.  The warrants vest over a three year period from the date the Bank commenced operations and are exercisable in whole or in part during the ten year period following the commencement date, at an exercise price equal to $10 per share.  The warrants are nontransferable, but shares issued pursuant to the exercise of warrants will be transferable, subject to compliance with applicable securities laws.  At December 31, 2004, there were 198,800 warrants outstanding.

Other pertinent information related to the warrants is as follows:

	2004		2003
		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price

Warrants outstanding, beginning of year	198,800	$10.00	228,800	$10.00
Granted	—	—	—	—
Exercised	—	—	(10,000)	10.00
Forfeited	—	—	(20,000)	10.00
Warrants outstanding, end of year	198,800	10.00	198,800	10.00

Exercisable, end of year	132,532	10.00	66,266	10.00

Weighted-average remaining contractual life		7.07 years		8.08 years

401(k) Profit Sharing Plan

The Bank has a 401(K) Profit Sharing Plan available to all eligible employees, subject to certain minimum age and service requirements.  There were no contributions charged to expense for the years ended December 31, 2004 or 2003.

NOTE 8.                INCOME TAXES

The components of income tax expense are as follows:

	Years Ended December 31,
	2004	2003

Current	$1,024,884	$169,670
Deferred	(224,450)	(41,213)
Change in valuation allowance	(398,893)	(128,457)
Income tax expense	$401,541	$—

The Bank’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes.  A reconciliation of the differences is as follows:

	Years Ended December 31,
	2004	2003

Tax provision at statutory federal rate	$749,840	$117,936
State income taxes	63,165	10,147
Change in valuation allowance	(398,893)	(128,457)
Other items, net	(12,571)	374
Income tax expense	$401,541	$—

The components of deferred income taxes are as follows:

	December 31,
	2004	2003

Deferred tax assets:
Loan loss reserves	$353,064	$105,752
Preopening expenses	72,317	107,029
Unearned loan fees	129,035	83,066
Other	—	912
Net operating loss	—	157,720
Securities available for sale	3,791	—
	558,207	454,479
Deferred tax liabilities:
Depreciation	88,792	55,586
Securities available for sale	—	5,525
	88,792	61,111

Valuation allowance	—	398,893

Net deferred tax assets (liabilities)	$469,415	$(5,525)

NOTE 9.                EARNINGS PER SHARE

Presented below is a summary of the components used to calculate basic and diluted earnings per common share:

	Years Ended December 31,
	2004	2003
Basic Earnings Per Share:
Weighted average common shares outstanding	2,075,347	797,049

Net income	$1,803,905	$346,870

Basic earnings per share	$.87	$.44

Diluted Earnings Per Share:
Weighted average common shares outstanding	2,075,347	797,049
Net effect of the assumed exercise of stock options and warrants based on the treasury stock method using average market prices for the year	17,094	5,396
Total weighted average common shares and common stock equivalents outstanding	2,092,441	802,445

Net income	$1,803,905	346,870

Diluted earnings per share	$.86	$.43

NOTE 10.              COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.  The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.  A summary of the Bank’s commitments is as follows:

	December 31,
	2004	2003

Commitments to extend credit	$30,790,053	$19,542,699
Standby letters of credit	836,479	234,910
	$31,626,532	$19,777,609

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  Collateral held varies as specified above and is required in instances which the Bank deems necessary.

At December 31, 2004 and 2003, the carrying amount of liabilities related to the Bank’s obligation to perform under financial standby letters of credit was insignificant.  The Bank has not been required to perform on any financial standby letters of credit, and the Bank has not incurred any losses on financial standby letters of credit for the years ended December 31, 2004 and 2003.

Interest Rate Derivatives

The Bank maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility.  The goal is to manage interest rate sensitivity by modifying the repricing characteristics of certain assets and liabilities so that certain movements in interest rates do not, on a material basis, adversely affect the net interest margin.  The Bank views this strategy as prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

Interest rate derivative instruments that are used as part of the Bank’s interest rate risk-management strategy consist of S&P call options and FHLB derivative contracts related to the issuance of certain certificates of deposit to customers.  As a matter of policy, the Bank does not use speculative derivative instruments for interest rate risk management.  The Bank offers to its customers a deposit product called Index Powered Certificates of Deposit (IPCD) with the IPCD’s payoff at maturity consisting of an S&P call option and the deposited principal.  The Bank pays a quarterly interest charge to the FHLB in return for a guarantee that the FHLB will give the Bank the cash equivalent of 90% of the average growth of the last twelve quarters of the growth in the S&P 500 Index over the term of the IPCD (“FHLB Derivative Contract”).  The Bank remits this cash equivalent and the original deposited principal to the customer upon maturity of the IPCD.

At December 31, 2004 and 2003, the information pertaining to outstanding interest rate derivatives used to hedge variable-rate deposits is as follows:

	December 31,
	2004	2003

Notional amount	$275,397	$226,000
Weighted average maturity in years	3.75 years	4.52 years

Fair value of S&P call options included in other liabilities	$63,225	$41,731

Fair value of FHLB derivative contracts included as a reduction of deposit liabilities	$27,658	$28,441

The Bank recognized net expense for the year ended December 31, 2004 as a result of these interest rate derivatives in the amount of $9,048, of which $7,456 is included in interest expense and $1,592 is included in other operating expenses as compared to a net expense of $5,382, of which $3,901 is included in interest expense and $1,481 is included in other operating expenses for the year ended December 31, 2003.

By using derivative instruments, the Bank is potentially exposed to credit and market risk.  If the counter-party fails to perform, credit risk is equal to the extent of the fair value gain in a derivative.  When the fair value of a derivative contract is positive, this generally indicates that the counterparty owes the Bank, and, therefore, creates a repayment risk for the Bank.  When the fair value of a derivative contract is negative, the Bank owes the counterparty and, therefore, has no repayment risk.  The Bank minimizes the credit (or repayment) risk in derivative instruments by entering into transactions with high-quality counterparties that are reviewed periodically.

The Bank’s derivative activities are monitored by its asset/liability management committee as part of that committee’s oversight of the Bank’s asset/liability management and treasury functions.  The Bank’s asset/liability management committee is responsible for implementing various hedging strategies that are developed through its analysis of data from financial simulation models and other internal and industry sources.  The resulting hedging strategies are then incorporated into the overall interest-rate risk management.

All of the Bank’s derivative financial instruments are classified as highly effective cash flow hedges.  For the year ended December 31, 2004, there were no material amounts recognized which represented the ineffective portion of cash flow hedges.  All components of each derivative’s gain or loss are included in the assessment of hedge effectiveness, unless otherwise noted.

Contingencies

In the normal course of business, the Bank is involved in various legal proceedings.  In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Bank’s financial statements.

Employment Agreements

The Bank has entered into employment agreements with certain officers of the Bank for an initial term of three years requiring annual salaries totaling $645,500.  The agreements are automatically extended for an additional twelve months on the initial term date and each anniversary date thereafter unless proper notification is given.  The officers are entitled to receive annual salary increases, and are eligible to receive discretionary bonuses and stock option incentives as may be determined by the Bank’s Board of Directors.

NOTE 11.              CONCENTRATIONS OF CREDIT

The Bank originates primarily commercial, residential and consumer loans to customers in Henry County and surrounding counties.  The ability of the majority of the Bank’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

88% of the Bank’s loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Bank’s primary market area.  Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Bank’s primary market area.  The other significant concentrations of credit by type of loan are set forth in Note 3.

The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $5,490,000.

NOTE 12.              REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval.  At December 31, 2004, approximately $754,000 was available for dividend declaration.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average assets, as defined.  Management believes, as of December 31, 2004, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2004
Total Capital to Risk Weighted Assets	$24,187	16.52%	$11,713	8%	$14,641	10%
Tier 1 Capital to Risk Weighted Assets	$22,716	15.52%	$5,855	4%	$8,782	6%
Tier 1 Capital to Average Assets	$22,716	13.96%	$6,509	4%	$8,136	5%

As of December 31, 2003:
Total Capital to Risk Weighted Assets	$9,462	13.17%	$5,748	8%	$7,185	10%
Tier 1 Capital to Risk Weighted Assets	$8,750	12.18%	$2,874	4%	$4,310	6%
Tier 1 Capital to Average Assets	$8,750	11.55%	$3,030	4%	$3,788	5%

NOTE 13.              FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Bank’s various financial instruments.  In cases where quoted market prices are not available, fair value is based on discounted cash flows or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  SFAS No. 107, Disclosures about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments.

Cash, Due From Banks, Interest-Bearing Deposits in Banks and Federal Funds Sold:  The carrying amounts of cash, due from banks, interest-bearing deposits in banks and federal funds sold approximate fair values.

Securities:  Fair values for securities are based on available quoted market prices.  The carrying values of restricted equity securities with no readily determinable fair value approximate fair values.

Loans:  The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value.  The fair value of fixed-rate loans is estimated based on discounted contractual cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.  The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable.

Deposits:  The carrying amount of demand deposits, savings deposits, and variable-rate certificates of deposit approximates fair value.  The fair value of fixed-rate certificates of deposit is estimated based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

Other Borrowings:  The carrying amount of adjustable and convertible rate borrowings approximates fair value.  The fair value of fixed-rate borrowings is estimated based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities.

Accrued Interest:  The carrying amount of accrued interest approximates fair value.

Interest Rate Derivatives:  The fair value of interest rate derivatives is based on quoted market prices.

Off-Balance-Sheet Instruments:  The carrying amount of commitments to extend credit and standby letters of credit approximates fair value.  The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

The carrying amount and estimated fair value of the Bank’s financial instruments were as follows:

	December 31, 2004		December 31, 2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash, due from banks, interest-bearing deposits in banks and federal funds sold	$12,656,217	12,656,217	$12,281,813	$12,281,813
Securities available for sale	26,086,812	26,086,812	8,711,685	8,711,685
Restricted equity securities	1,405,556	1,405,556	390,556	390,556
Loans	132,309,442	130,855,124	63,826,395	64,539,284
Accrued interest receivable	820,885	820,885	361,460	361,460

Financial liabilities:
Deposits	131,363,340	131,046,810	75,304,965	75,547,771
Other borrowings	22,000,000	21,805,012	3,000,000	3,000,000
Accrued interest payable	634,402	634,402	331,862	331,862
Interest rate derivatives	35,567	35,567	13,290	13,290

NOTE 14.              SUPPLEMENTAL FINANCIAL DATA

Components of other operating expenses in excess of 1% of total revenue are as follows:

	Years Ended December 31,
	2004	2003

Audit and accounting fees	$64,591	$56,060
Data processing expense	145,651	88,906

NOTE 15.              SUBSEQUENT EVENT

On February 1, 2005, pursuant to an Agreement and Plan of Shares Exchange approved by the Bank’s shareholders, FirstBank Financial Services, Inc. (the “Company”) acquired each share of the Bank’s common stock in exchange for one share of the Company’s stock.  The Company will serve as a holding company for the Bank.